                                                                    Exhibit 10.1

 SERIES C CONVERTIBLE PREFERRED STOCK AND SERIES C CONVERTIBLE PREFERRED STOCK
 -----------------------------------------------------------------------------
                           WARRANT PURCHASE AGREEMENT
                           --------------------------


     This Agreement dated as of December 5, 2000 is entered into by and among The IXATA Group, Inc., a Delaware corporation (the "Company"), and the
                                                    -------
Purchasers listed on Exhibit A attached hereto (the "Purchasers").
                     ---------                       ----------

     WHEREAS, the parties hereto desire to provide for the purchase and sale of certain securities of the Company as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.  Authorization and Sale of Shares.
         --------------------------------

         (a)   Authorization. The Company has duly authorized the sale and
               -------------
issuance of up to 2,135,461 shares of its Series C Convertible Preferred Stock, $.001 par value per share (the "Series C Preferred"), and the issuance of
                                ------------------
warrants for the purchase of an aggregate of 2,100,000 shares of the Series C Preferred, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations attached hereto as Exhibit B-1 (the
                                                      -----------
"Certificate of Designations"). The Company has, or on or before the Closing (as
 ---------------------------
defined in Section 2) will have, adopted and filed the Certificate of Designations with the Delaware Secretary of State.

         (b)   Sale of Shares. Subject to the terms and conditions of this
               --------------
Agreement, at each Closing (as defined in Section 2), the Company will sell and issue to the Purchasers and each Purchaser will purchase the number of shares of Series C Preferred set forth opposite its name on Exhibit A attached hereto for
                                                  ---------
the purchase price of $1.00 per share in cash and/or cancellation of indebtedness. The shares of Series C Preferred being sold under this Agreement are referred to as the "Shares." In addition, at the each Closing (as defined
                        ------
below), the Company will issue to each Purchaser a Warrant in the form attached hereto as Exhibit B-2 to purchase the number of shares of Series C Preferred,
          -----------
subject to adjustment, set forth opposite its name on Exhibit A attached hereto
                                                      ---------
at an exercise price of $1.00 per share, subject to adjustment (collectively, the "Warrants").
     --------

         (c) At any time on or before the thirtieth (30/th/) day following the Closing, the Company may sell up to 300,000 of the authorized shares of Series C Preferred Stock not sold at the Closing to such persons as may be approved by the Board of Directors of the Company (the "Additional Purchasers"). All such sales made at any additional closings (each an "Additional Closing") shall be made on the terms and conditions set forth in this Agreement, including without limitation, the representations and warranties by such Additional Purchasers as set forth in Section 4. This Agreement, including without limitation, the Schedule of Purchasers, may be amended by the Company without the consent of the Purchasers solely to include any Additional Purchasers. Any shares of Series C Preferred Stock sold pursuant to this Section 1(c) shall be deemed to be "Shares" for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to the "Purchasers" for all purposes under this Agreement.

          (d)   Use of Proceeds. The Company will use the proceeds from the sale
                ---------------
of the Shares for working capital and other general corporate purposes.

          (e)   Separate Agreements. The Company's agreement with each of the
                -------------------
Purchasers is a separate agreement, and the sale of the Shares and the Warrants to each of the Purchasers is a separate sale.

      2.  Closing.  (a) The closing of the initial sale and purchase of Shares
          -------
as set forth on Exhibit A under the heading First Closing ("First Closing") is
                ---------                                   -------------
taking place simultaneously with the execution of this Agreement, at the offices of Hale and Dorr LLP in Reston, VA at 10:00 A.M. on December 4, 2000, or in such other manner as the parties may agree. At the First Closing, the Company will deliver to each Purchaser a certificate for the number of Shares then being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check or other method acceptable to the Company. In addition, the Company shall issue to each Purchaser a Warrant to purchase the number of shares of Series C Preferred specified with respect to such Purchaser on Exhibit A. The date of the
                                                      ---------
First Closing is hereinafter referred to as the "First Closing Date." If at the
                                                 ------------------
First Closing any of the conditions specified in Section 5 shall not have been fulfilled, each Purchaser shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such nonfulfillment.

          (b) The closing of the sale and purchase of the Shares as set forth on Exhibit A under the heading "Second Closing" (the "Second Closing") will take
   ---------                                          --------------
place at the offices of Hale and Dorr LLP in Reston, VA, or in such other manner as the parties may agree, within thirty (30) days after the Second Closing Conditions (as defined below) are met (the "Second Closing Date").
                                            -------------------

          (c) The obligation of the Purchasers to purchase Shares at the Second Closing is conditioned upon fulfillment of the conditions set forth on Exhibit B-3 hereto (the "Second Closing Conditions"). At the Second Closing,
-----------              -------------------------
the Company will deliver to each of the Purchasers a certificate for the number of shares then being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. In addition, the Company shall issue to each Purchaser a Warrant to purchase the number of shares of Series C Preferred specified with respect to such Purchaser on Exhibit
                                                                         -------
A. If at the Second Closing any of the Second Closing Conditions shall not have
-
been fulfilled, each of the Purchasers shall, at its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any of the rights it may have by reason of such failure or such non-fulfillment.

          (d) The closing of the sale and purchase of Shares as set forth on Exhibit A under the heading "Third Closing" (the "Third Closing") will take
---------                                         --------------
place at the offices of Hale and Dorr LLP in Reston, VA, or in such other manner as the parties may agree within 60 days after the Third Closing Conditions (as defined below) are met (the "Third Closing Date"). The

First Closing, the Second Closing and the Third Closing are sometimes hereinafter referred to as the "Closing," and the First Closing Date, the Second
                                -------
Closing Date and the Third Closing Date are sometimes hereinafter referred to as the "Closing Date"
     ------------


          (e) The obligation of the Purchasers, as set forth in Exhibit A, to purchase Shares at the Third Closing is conditioned upon fulfillment of the conditions set forth on Exhibit B-3 hereto (the "Third Closing Conditions"). At
                        -----------                    ------------------
the Third Closing, the Company will deliver to each of the Purchasers a certificate for the number of shares then being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. In addition, the Company shall issue to each Purchaser a Warrant to purchase the number of shares of Series C Preferred specified with respect to such Purchaser on Exhibit A. If at the Third Closing any of the Third Closing
                  ---------
Conditions shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any of the rights it may have by reason of such failure or such non-fulfillment.

     3.   Representations of the Company. Other than as disclosed in the
          ------------------------------
attached disclosure schedules (the "Schedules"), the Company hereby represents and warrants to the Purchasers as follows:

          (a)  Organization and Standing. The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is required. The Company has furnished to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.

          (b)  Capitalization. The authorized capital stock of the Company
               --------------
immediately prior to the Closing will consist of 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), of which 13,791,680 shares of
                                   ------------
Common Stock are issued and outstanding, 3,000,000 shares of Class B common stock, $0.001 par value per share, none of which are issued and outstanding and 10,000,000 shares of Preferred Stock, $.001 par value per share, 350,000 of which are designated Series A Preferred with none issued and outstanding; 510,000 of which are designated Series B Preferred with none issued and outstanding; and 4,235,461 of which shall be designated as Series C Preferred, none of which shall have been issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the exhibits and schedules attached hereto or provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv)there is no outstanding indebtedness of the Company in excess of $5,000 in the aggregate. Except as provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding
                       --------------
shares of Common Stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws. To the best of the Company's knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock from such stockholder.

          (c)  Subsidiaries. Schedule 3(c) sets forth for each subsidiary of the
               ------------
Company (a "Subsidiary") (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized, issued and outstanding capital stock of each class of its capital stock and (c) the names and the number of shares held by each holder of such shares. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or rights of such Subsidiary. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to special counsel to the Purchasers correct and complete copies of the Certificate of Incorporation and By-laws of each Subsidiary, as amended to date. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and are held of record and beneficially by either the Company or another Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. No Subsidiary is in default under or in violation of any provision of its Charter or By-Laws. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary. The Company has two subsidiaries as set forth in Schedule 3 (c).

          (d)  Stockholder List and Agreements. Attached as Exhibit C is a true
               -------------------------------              ---------
and complete list of the record holders of Common Stock of the Company prepared by the Company's Transfer Agent as of a date within five days of the date of this Agreement. Also attached as Exhibit C is a true and complete list of the
                                 ---------
holders of all other securities of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as contemplated by this Agreement, or as set forth in Schedule 3(d), there are no agreements, written or oral, between the
         -------------
Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

          (e)  Issuance of Shares. The issuance, sale and delivery of the Shares
               ------------------
and the Warrants, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and the issuance and delivery of the shares of Series C Preferred issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized and reserved for issuance, as the
 --------------
case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion and the Warrant Shares, when issued upon exercise of the Warrants against payment therefor in accordance with the provisions of the Warrant, will be duly and validly issued, fully paid and nonassessable.

          (f)  Authority for Agreement. The execution, delivery and performance
               -----------------------
by the Company of this Agreement and the Warrants (this Agreement and the Warrants are collectively referred to herein as "Agreements") have been duly
                                                 ----------
authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of the Agreements and performance of the transactions contemplated thereby and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or By-Laws, each as amended to date and presently in effect, or any indenture, lease, agreement or other instrument to which the Company is a party or by which the Company, or any of its respective properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          (g)  SEC Documents; Financial Statements. Since March 13, 1997, the
               -----------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the
                                                         --------
foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A
                                                        -------------
complete list of the Company's SEC Documents is set forth on Exhibit D. Except
                                                             ---------
as disclosed on Schedule 3(g), as of the date hereof, the SEC Documents, as they
                -------------
may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date hereof and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3(g), as of their respective dates,
                                   -------------
the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed on Schedule 3(g), such financial
             -------------
statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

          (h)  Governmental Consents. No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of the Agreements, the offer, issue, sale and delivery of the Shares or the Warrants, or the other transactions to be consummated at each Closing, except (i) requisite filings with appropriate state securities authorities, which the Company hereby covenants to make on a timely basis, and (ii) such filings as shall have been made prior to and shall be effective on and as of each Closing. Based on the representations made by the Purchasers in Section 4 of this Agreement, and the making of such filings, the offer and sale of the Shares and the Warrants to the Purchasers will be in compliance with applicable Federal and state securities laws.

          (i)  Litigation. There is no action, suit, proceeding or investigation
               ----------
pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into any such agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company.

          (j)  Absence of Liabilities. The outstanding liabilities of the
               ----------------------
Company are listed on Schedule 3(j) attached hereto. Such liabilities, excluding
                      -------------
liabilities which extend more than 3 years from the date of this Agreement and, excluding current payables and deferred revenue, in the aggregate, do not exceed $1,000,000, whether absolute or contingent and have a maximum interest rate of 8 percent.

          (k)  No Undisclosed Events, Liabilities, Developments or
               ---------------------------------------------------
Circumstances. Except for the issuance of the Series C Preferred and Warrants
-------------
contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, with respect to the Company or its respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          (l)  No General Solicitation.  Neither the Company, nor any of its
               -----------------------
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          (m)  No Integrated Offering.  Neither the Company, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, nor will the Company take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or, except as set forth on Schedule 3(m),
                                                             -------------
cause the offering of the Securities to be integrated with other offerings.

          (n)  Internal Accounting Controls.  The Company maintains a system of
               ----------------------------
internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (o)  Property and Assets.  The Company has good title to all of its
               -------------------
material properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those described on Schedule 3(o) attached hereto.
                              -------------

          (p)  Patents and Trademarks.  Set forth on Schedule 3(p) attached
               ----------------------                -------------
hereto is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company. The Company owns or possesses all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the Company's business as conducted. To the best of the Company's knowledge, the business proposed by the Company will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity except that the possibility exists that other persons have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, no prior employer of any employee of the Company has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such employee pursuant to the nondisclosure and assignment of invention agreement (in the form attached hereto as Exhibit E) executed by such employee, or otherwise so
                   ---------
assigned.

          (q)  Insurance.  The Company maintains valid policies of workers'
               ---------
compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

          (r)  Material Contracts and Obligations. Schedule 3(r) attached
               ----------------------------------  -------------
hereto sets forth a list of all written or oral material agreements of any nature to which the Company is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company in excess of $5,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, and (iii) any agreement or arrangement to which any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party or under which such a person receives a benefit, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. The Company has delivered to the Purchasers copies of such of the foregoing agreements as the Purchasers have requested. All of such agreements and contracts are valid, binding and in full force and effect.

          (s)  Rights Agreement.  The Company has not adopted a shareholder
               ----------------
rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (t)  Compliance.  The Company has, in all material respects, complied
               ----------
with all laws, regulations and orders applicable to its present business and has all material permits and licenses required thereby. Except as set forth in
Schedule 3(t) there is no term or provision of any material mortgage, indenture,
-------------
contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the knowledge of the Company, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the best of the knowledge of the Company, none of the employees of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the employment of such employee by the Company.

          (u)  Absence of Changes. Except as disclosed in Schedule 3(u) or as
               ------------------                         -------------
disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, Quarterly Reports on Form 10-QSB for the period ending March 31, June 30, and September 30, 2000 or current Report on Form 8-K, since December 31, 1999, there has been no change or development that has had or could reasonably be expected to have a material adverse effect on the business prospects, condition, affairs or operations of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule
                                               --------

3(u) or as disclosed in the Company's Quarterly Report on Form 10-QSB for the
----
period ending March 31, June 30, and September 30, 2000 or Current Report on Form 8-K, since December 31, 1999, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $100,000.

          (v)  Employees.  All employees, material consultants, or other
               ---------
consultants of, or vendors to, the Company whose activities require access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements substantially in the form of Exhibit E attached hereto, respectively, and all of such agreements
            ---------
are in full force and effect. All employees at or above the director level whose responsibilities with respect to the Company are technical in nature have executed non-competition agreements substantially in the form of Exhibit F
                                                                 ---------
attached hereto, and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best knowledge of the Company, threatened.

          (w)  Taxes.  Except as set forth on Schedule 3(w), the Company has
               -----                          -------------
filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has never filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or consent
              ----
pursuant to Section 341(f) of the Code relating to collapsible corporations.

          (x)  U.S. Real Property Holding Corporation.  The Company is not now
               --------------------------------------
and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

          (y)  Books and Records.  The minute books of the Company contain
               -----------------
complete and accurate records of all material meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          (z)  Disclosures.  Neither this Agreement nor any Exhibit or Schedule
               -----------
hereto, nor any report, certificate, statement or instrument supplied by the Company to the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed in writing to the Purchasers.

     4.   Representations of the Purchasers.  Each Purchaser severally
          ---------------------------------
represents and warrants to the Company as follows:

          (a)  Investment.  Such Purchaser is acquiring the Shares and the
               ----------
shares of Common Stock into which the Shares may be converted and the Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits and Schedules hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (b)  Authority.  Such Purchaser has full power and authority to
               ---------
enter into and to perform this Agreement in accordance with its terms. Such Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, or, if it has been organized specifically for the purpose of investing in the Company, all of the equity owners of such corporation, partnership, trust or other entity are Accredited Investors within the definition set forth in Securities Act Rule 501(a).

          (c)  Experience.  Such Purchaser has carefully reviewed the
               ----------
representations concerning the Company and such contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which such Purchaser has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company; such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and such Purchaser's investment in the Shares will not cause such overall commitment to become excessive.

          (d)  Accredited Investor.  Such Purchaser is an Accredited Investor
               -------------------
within the definition set forth in Securities Act Rule 501(a).

          (e)  Restricted Securities.  Such Purchaser understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulation such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an opinion of counsel reasonably acceptable to the Company (it being understood that Hale and Dorr LLP is acceptable) that a sale may be made pursuant to an exemption from registration under the Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

          (f)  Legend.  Each certificate or other instrument representing the
               ------
Shares and the Registrable Shares and shares issued in respect of the Shares shall bear a legend substantially in the following form:

     "The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          (g) Notwithstanding the foregoing, no registration or opinion of counsel shall be required by the Company for a transfer by a Purchaser to any person or entity which directly or indirectly holds an interest in the Purchaser or a partner of any purchaser, or in connection with a bona fide reorganization, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

     5.   Conditions to the Obligations of the Purchasers.  The obligation of
          -----------------------------------------------
each Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Closing Date:

          (a)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Section 3 of this Agreement shall be true on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          (b)  Performance.  The Company shall have performed and complied with
               -----------
all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          (c)  Opinion of Counsel.  The Purchaser shall have received an opinion
               ------------------
from Kohrman Jackson & Krantz P.L.L., counsel for the Company, dated such Closing Date, to the following effect:

            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and to our knowledge has full corporate power and authority to conduct its business as presently conducted, to enter into and perform each of the Agreements and to carry out the transactions contemplated by each of the Agreements. The Company is duly qualified to do business as a foreign corporation in California, Ohio, New Jersey, Massachusetts, and the District of Columbia and is in good standing in such state(s).

          (ii) Except for changes contemplated by this Agreement, the authorized capital stock of the Company is as described in subsection 3(b) of this Agreement.

          (iii) The issuance, sale and delivery of the Shares and the Warrants by the Company, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the Warrants and the issuance and delivery of the Warrant Shares have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares and the Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the shares of Common Stock issuable upon conversion of the Shares or the Warrants, when issued upon such conversion, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable.

          (iv) The execution, delivery and performance by the Company of each of the Agreements have been duly authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements (other than subsections 8(g) and 8(h) hereof, as to which no opinion need be expressed) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of each of the Agreements and the offer, issue and sale of the Shares hereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, each as amended to date and presently in effect, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment or order specifically naming the Company and known to such counsel.

          (v) To our knowledge, except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after such Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of the Agreements, or the offer, issue, sale and delivery of the Shares or the other transactions to be consummated at such Closing pursuant to this Agreement.

          (vi) Based on the representations of the Purchasers in Section 4, the offer, issuance and sale of the Shares and the Warrants are exempt from registration under the Securities Act.

          (vii)   To such counsel's actual knowledge, except as set forth in
Schedule 3(i) to this Agreement, there is no action, suit or proceeding, or
-------------
governmental inquiry or investigation, pending or threatened against the Company.

          (d)     The Irrevocable Transfer Agent Instructions, (as defined in
Section 9), in the form of Exhibit G attached hereto, shall have been delivered
                           ---------
and acknowledged in writing by the Company's transfer agent.

          (e)     Blue Sky Filings. The Company shall have made any requisite
                  ----------------
filings with the securities commissioners of any state in which a Purchaser is located and any such approvals shall be in full force and effect on the Closing Date (other than filings required to be made after such Closing Date).

          (f)     Certificates and Documents. The Company shall have delivered
                  --------------------------
to the Purchasers:

                  (i) The Certificate of Incorporation of the Company, as amended and in effect prior to the Closing Date, certified by the Secretary of State;

                  (ii) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of Delaware, confirming such good standing on or immediately prior to the Closing Date;

                  (iii) By-laws of the Company as amended and in effect immediately prior to each Closing Date, certified by its Secretary or Assistant Secretary as of the Closing Date; and

                  (iv) Resolutions of the Board of Directors of the Company, authorizing and approving all requisite matters in connection with this Agreement, and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of such Closing Date.

          (g)     Board of Directors. Immediately after the Closing, the Board
                  ------------------
of Directors of the Company shall consist of Zimri Putney, Michael Wynne, Edward Groark, Fred Gluckman and Michael M. Grand. NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C. shall have the right to elect a majority of the Board of Directors. The parties hereto agree to promptly take any action required to implement the provisions of Article FOURTH.C.7 of the Certificate of Designations and elect as directors the persons designated pursuant thereto. No amendment shall be made to the provisions of Article FOURTH.C.7 of the Certificate of Designations (as the same may be amended from time to time), without the prior written consent of NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C. so long as they continue to hold, in the aggregate, at least 20% of the outstanding Series C Preferred. Meetings of the Board of Directors shall be held on a monthly basis except as approved by a majority of the directors who are not employed by the Company. The Company agrees to pay the reasonable expenses associated with Board meeting attendance by non-employee directors.

          (h)     Warrants. The Warrants shall have been executed and delivered
                  --------
by the parties thereto.

          (i)     Indebtedness. As of the date hereof, there shall be no
                  ------------
outstanding debt of the Company other than as listed on attached Schedule 3(j). The Company shall have reduced its debt, other than liabilities which extend more than three years from the date of this Agreement and other than deferred revenue and current payables, to less than $1,000,000, with a maximum interest rate of 8%. The holders of the remaining debt will agree to terms such that the Company will not be required to repay interest or principal for at least 36 months.

          (j)   Other Matters. All corporate and other proceedings in connection
                -------------
with the transactions contemplated by this Agreement, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.   Conditions to the Obligations of the Company. The obligations of the
          --------------------------------------------
Company under subsection 1(b) of this Agreement are subject to fulfillment, on or before the applicable Closing Date, of each of the following conditions:

          (a)   Accuracy of Representations and Warranties. The representations
                ------------------------------------------
and warranties of each Purchaser contained in Section 4 shall be true on and as of each Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     7.   Covenants.
          ---------

          (a)   Certain Agreements. Without the prior approval of a majority of
                ------------------
the Board of Directors, including the directors designated by the Purchasers, the Company shall not: (i) borrow or incur any indebtedness or liability (including by means of any equipment lease or any other type of transaction) in any year which exceeds an aggregate of $50,000 or, (ii) pay annual salary or other compensation or benefits in excess of $85,000 to any employee of the Company.

          (b)   Financial Statements and Other Information. The Company agrees
                ------------------------------------------
to send the following to each Purchaser so long as shares of Series C Preferred remain outstanding: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB (or 10-K), its Quarterly Reports on Form 10-QSB (or 10-Q), any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Purchaser by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          (c)   Other Agreements. The Company will require all persons now or
                ----------------
hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into agreements containing nondisclosure and assignment of invention provisions substantially similar to that set forth in Exhibit E. Additionally, the Company will require all
                  ---------
employees at or above the director level or whose responsibilities are technical in nature to enter into a one-year non-competition agreement substantially similar to that set forth in Exhibit F. Purchasers holding at least 51% of the
                             ---------
outstanding Shares shall have the right to enforce the Company's rights under each of such agreements to the extent the Company waives its rights thereunder without the prior written consent of Purchasers holding at least 51% of the outstanding Shares.

          (d)      Right of First Refusal.
                   ----------------------
               (i) The Company hereby grants to each Purchaser (the "Rightholders") a right of first refusal to purchase, on a pro rata basis, all
 ------------
or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Each Rightholder's pro rata share, for purposes of this subsection 7(e), shall equal a fraction, the numerator of which is the number of shares of capital stock of the Company owned by such Rightholder and the denominator of which is the total number of issued and outstanding shares of capital stock of the Company, assuming full conversion of any convertible preferred stock or debt instruments at their applicable conversion rates as of the date the pro rata share is determined.

               (ii)   "New Securities" shall mean any capital stock of the
                       --------------
Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided however, that the term "New
                                        -------- -------
Securities" does not include (A) the Shares issuable under this Agreement (including any amendment hereto) or the shares of Common Stock issuable upon conversion of the Series C Preferred or upon exercise of the Warrants; (B) securities offered to the public pursuant to a Registration Statement (as defined in subsection 8(a)); (C) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such corporation; (D) not more than 7.0 million shares of Common Stock (subject to adjustment for stock dividends, stock splits and similar recapitalizations) issued to employees or consultants of the Company pursuant to the Company's stock option plans; (E) not more than 3.0 million shares of common stock issued in bona fide consideration of services provided to the Company by third parties not affiliated with the Company, or (F) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

               (iii) In the event the Company intends to issue New Securities, it shall give each Rightholder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Rightholder shall have 30 days from the date of any such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Rightholder shall have a right of overallotment such that if any Rightholder fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, the other Rightholders may purchase such portion on a pro rata basis, by giving written notice to the Company within five days from the date that the Company provides written notice to the other Rightholders of the amount of New Securities with respect to which such nonpurchasing Rightholder has failed to exercise its or his right hereunder.

               (iv) In the event any Rightholder fails to exercise the foregoing right of first refusal with respect to any New Securities within such 30-day period, the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Rightholders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Rightholder pursuant to paragraph (iii) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholders in the manner provided above.

               (v) For purposes of this subsection 7(e), "Rightholder" shall include the general partners, officers or other affiliates of a Purchaser, and a Purchaser may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate so long as such general partner, officers or other affiliates are accredited investors within the definition set forth in Securities Act Rule 501(a) and such apportionment does not invalidate any Federal or State securities exemption; provided that the pro rata share ownership of a Rightholder shall be determined solely on the basis of the number of shares of capital stock of the Company owned by such Rightholder and shall not be increased by the share holdings of any affiliate of such Rightholder.

          (e)   International Investment and Trade in Services Survey Act. The
                ---------------------------------------------------------
Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

          (f)   Listing. The Company shall as soon as practicable secure the
                -------
listing of all of the shares of Common Stock, including the Registrable Shares, upon the Nasdaq Small Cap or National Stock Market and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Shares from time to time issuable under the terms of the Agreements and the Certificate of Incorporation.

          (g)   Negative Covenants. Notwithstanding any other provision of this
                ------------------
Agreement to the contrary, so long as at least 50% of the shares of Series C Preferred originally purchased by NextGen Fund II, L.L.C. and NextGen SBS Fund II, L.L.C. remain outstanding, without the prior written consent of the holders of at least a majority of the outstanding shares of Series C Preferred, there shall not occur:

               (i) (A) the sale of all or substantially of the assets of the Company;

                      (B) the sale of more than 50% of the outstanding equity of the Company in a non-public sale;

                      (C) the sale of capital stock of the Company in a public offering;

                      (D) any merger, unit exchange, consolidation or other reorganization or business combination of the Company if, immediately after such transaction, either (1) persons who are directors of the Company immediately prior to such transaction do not constitute at lease a majority of the directors of the surviving entity immediately after such transaction, or (2) persons who hold a majority of the voting equity of the surviving entity immediately after such transaction are not persons who held a majority of the voting equity of the Company immediately prior to such transaction;

          (ii) any acquisition by the Company of any other entity's assets or equity, where such acquisitions exceeds $25,000 in the aggregate;

          (iii) any amendment of the Company's Certificate of Incorporation or the Bylaws including any adoption of a certificate of designation of preferred stock;

          (iv) except for the Shares sold under this Agreement or redeemed pursuant to the Certificate of Designations, authorization, creation, issuance, payment of a dividend or distribution or, reclassification, repurchase or redemption of any stock or other security of the Company, or issuance, grant or authorization of any option, warrant or other right respecting any stock or other security of the Company, provided, that such consent shall not be required, subject to Section 7(g) above, for the issuance of any option or right under any stock option or stock purchase plan duly established by the Company, or for the purchase of any Common Stock upon the exercise of an option or right issued under such a plan;

          (v) dissolution, liquidation or suspension of all of the Company's business, or filing of any petition, or institution of any proceeding, or the Company being subject to any petition or proceeding filed against it that is not dismissed within thirty (30) days after filing, under the Federal Bankruptcy Code or under any state law relating to insolvency, receivership, reorganization or debt adjustment; or

          (vi) any increase in the number of shares authorized for issuance under the Company's 2000 Stock Option Plan.

       (h)    Filing of Form 8-K. Promptly following the First Closing, the
              ------------------
Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Agreements and including as exhibits to such Current Report on Form 8-K this Agreement and the Certificate of Designations, in the form required by the 1934 Act.

       (i)    Meeting of Shareholders. In the event that designees of the
              -----------------------
Purchasers do not at any time comprise a majority of the directors of the Corporation, the Company shall, at the request of the Purchasers, convene a meeting of shareholders for the election of directors as soon as possible.

   8.   Registration Rights.
        -------------------

        (a)  Certain Definitions. As used in this Section 8 and elsewhere in
             -------------------
this Agreement, the following terms shall have the following respective meanings:

             "Commission" means the Securities and Exchange Commission, or any
              ----------
other Federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registration Statement" means a registration statement filed by the
           ----------------------
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in subsection
           ---------------------
8(d).

          "Registrable Shares" means (i) the shares of Common Stock issued or
           ------------------
issuable upon conversion of the Series C Preferred or upon exercise or conversion of the Warrants, any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however,
                                                          --------  -------
that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 12 of this Agreement, is not entitled to the rights provided by this Section 8. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Shares" shall have the meaning specified in subsection 1(b).
           ------

          "Shareholders" means (i) the Purchaser and any persons or entities to
           ------------
whom the rights granted under this Section 8 are transferred by any Purchaser or their respective successors or assigns pursuant to Section 10 hereof.

     (b)  Required Registrations.
          ----------------------

       (i) At any time after TBD November 30, 2003, a Shareholder or Shareholders holding in the aggregate at least 50% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2, if applicable (or any successor form), of Registrable Shares owned by such Shareholder or Shareholders having an aggregate offering price of at least $3,000,000 (based on the then current public market price or fair value). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Shareholders to participate shall be conditioned on such Shareholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2, if applicable (or any successor form), of all Registrable Shares which the Company has been requested to so register.

               (ii) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Shareholder or Shareholders holding in the aggregate at least 35% of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $500,000 (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

               (iii) The Company shall not be required to effect more than two registrations pursuant to paragraph (i) but may be required to effect an unlimited number of, registrations pursuant to paragraph (ii) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company.

               (iv)   Incidental Registration. Whenever the Company proposes to
                      -----------------------
file a Registration Statement (other than pursuant to subsection 8(b)) at any time and from time to time, it will, prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided, however, that if the offering is underwritten and the
              --------  -------
managing underwriter(s) advise the Company that, in their opinion, the inclusion of the Registrable Shares will adversely impact the offering, then the Company will not be required to include the Registrable Shares.

          (c)    Registration Procedures. If and whenever the Company is
                 -----------------------
required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

          (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

          (iii) as expeditiously as possible furnish to each selling Shareholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder; and

          (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Shareholder; provided, however, that the Company shall not be
                            --------  -------
required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.

          (d)  Allocation of Expenses.  The Company will pay all Registration
               ----------------------
Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Shareholders requesting such registration (other than as a result of material adverse information concerning the business or financial condition of the Company which is made known to the Shareholders after the date on which such registration was requested) and if the requesting Shareholders elect not to have such registration counted as a registration requested under subsection 8(b), the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Shareholders to represent the selling Shareholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Shareholders' own counsel (other than the counsel selected to represent all selling Shareholders).

          (e)       Indemnification.
                    ---------------

             (i) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of any such seller, underwriter or controlling person specifically for use in the preparation thereof.

             (ii) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, each underwriter (if any), and each other seller (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the
                                                --------  -------
obligations of such

Shareholders hereunder shall be limited to an amount equal to the proceeds to each Shareholder of Registrable Shares sold as contemplated herein.

               (iii) Each party entitled to indemnification under this subsection 8(e) (the "Indemnified Party") shall give notice to the party
                      -----------------
required to provide indemnification (the "Indemnifying Party") promptly after
                                          ------------------
such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for
                                                      --------
the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any
                                --------  -------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense; provided,
                                                               --------
however, that the Indemnifying Party shall pay such expense if representation of
-------
such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.


          (f)  Indemnification with Respect to Underwritten Offering.  In the
               -----------------------------------------------------
event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to subsection 8(b)(i), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          (g)  Information by Holder.  Each holder of Registrable Shares
               ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

          (h)  "Stand-Off" Agreement.  Each Shareholder, if requested by the
                --------------------
Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Shareholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that:
                             --------

          (i) such agreement shall only apply to the first two such Registration Statements covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

          (ii) all Shareholders holding not less than the number of shares of Common Stock held by such Shareholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights), and all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

          (i)   Limitations on Subsequent Registration Rights. The Company shall
                ---------------------------------------------
not, without the prior written consent of Shareholders holding at least a majority of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include securities of the Company in any registration filed under subsection 8(b) or
(ii) to make a demand registration which could result in such registration statement being declared effective prior to the third anniversary hereof.

          (j)   Rule 144 Requirements.  The Company agrees to:
                ---------------------

             (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

             (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (iii) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          (k)   Selection of Underwriter. In the case of any registration
                ------------------------
effected pursuant to subsection 8(b), in which the Company is not selling securities, the requesting Shareholders shall have the right with the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld, to designate the managing underwriter in any underwritten offering. The Company shall have the right to designate the managing underwriter in all other underwritten offerings.

     9.   Transfer Agent Instructions.  The Company shall issue irrevocable
          ---------------------------
instructions to its transfer agent in the form attached hereto as Exhibit G (the
                                                                  ---------
"Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent,
 ---------------------------------------
to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Common Stock in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Shares or exercise of the Warrants. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form (it being stipulated that an opinion of Hale and Dorr LLP shall be acceptable), to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Purchaser provides the Company with reasonable assurances (including, if requested by the Company, delivering such reasonable assurances to the Company's counsel in connection with such counsel rendering an opinion on the validity of a sale by such Purchaser pursuant to Rule 144) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Common Stock, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss.

     10.  Indemnification.  In consideration of each Purchaser's execution and
          ---------------
delivery of the Agreements and acquiring the Shares thereunder and in addition to all of the Company's other obligations under the Agreements and the Certificate of Designation, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees")
                                                                 -----------
from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by
                                        -----------------------
any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (iii) the status of such Purchaser or holder of the Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     11.  Successors and Assigns. Except as provided in Section 12, the
          ----------------------
provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     12.  Transfers of Certain Rights.
          ---------------------------

          (a)  Transfer. The rights granted to a Purchaser under subsections
               --------
7(c) and 7(g) and Section 8 may be transferred by such Purchaser to any person or entity acquiring at least 20% of the outstanding Shares or Registrable Shares (as adjusted for stock splits, stock dividends and similar recapitalizations); provided, however, that the Company is given written notice by the transferee at
--------  -------
the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned and the transfer is in compliance with the restrictions described in Section 4(e) above.

          (b)  Transferees. Any transferee (other than a Purchaser) to whom
               -----------
rights under subsection 7(c), subsection 7(g) or Section 8 are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Purchaser under subsection 7(g) and Section 8, as the case may be, to the same extent as if such transferee were a Purchaser hereunder.

          (c)  Subsequent Transferees. A transferee to whom rights are
               ----------------------
transferred pursuant to this Section 12 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

          (d)  Equityholders. Notwithstanding anything to the contrary herein,
               -------------
any Purchaser may transfer rights granted to such Purchaser under subsection 7(b), subsection 7(e) or Section 8 to any equityholder thereof to whom Registrable Shares are transferred and in turn to the respective partners, shareholders or members of any of such equityholders provided such transferee is an accredited investor within the definition set forth in Securities Act Rule 501(A), and such transferee delivers to the Company an opinion of counsel as to the transfer of such security under applicable state and federal securities laws (as described in Section 8(b)(i) above) and a written instrument in accordance with subparagraph (b) above which contains a representation that the transfer is exempt from registration under the Securities Act and designates a person or entity affiliated with the Purchaser (the "Designated Notice Party") to receive
                                           -----------------------
notice hereunder on behalf of the transferee. In the event of such transfer, such equityholder shall be deemed a Purchaser for purposes of this Section 12 and may again transfer such rights to any other person or entity which acquires Registrable Shares from such equityholder, in accordance with, and subject to, the provisions of subparagraphs (a), (b) and (c) above.

     13.  Survival of Representations and Warranties.  All agreements,
          ------------------------------------------
representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

     14.  Notices. All notices, requests, consents, and other communications
          -------
under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company at IXATA Group, Inc., 8989 Rio San Diego Drive, Suite 160, San Diego, CA 92108, Attention: Paul Silverman, with a copy to Kohrman Jackson & Krantz, 1375 East 9/th/ Street, 20/th/ Floor, Cleveland, OH 44114,
Attention: Christopher J. Hubbert.

     If to a Purchaser, at his or its address set forth on Exhibit A attached
                                                           ---------
hereto, to the Designated Notice Party for a Purchaser, if any, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

     Notices provided in accordance with this Section 13 shall be deemed delivered upon personal delivery or 72 hours after deposit in the U.S. Mail.

     15.  Brokers. The Company and each Purchaser (i) represents and warrants to
          -------
the other parties hereto that other than a mutually agreed payment to BB&T for settlement for incurred expenses and services rendered, it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     16.  Expenses. The Company shall pay the fees and expenses of counsel for
          --------
the Purchasers in connection with the transactions contemplated hereby, whether or not such transaction closes. The Purchasers shall use their best efforts to limit such amounts to $18,000.

     17.  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     18.  Amendments and Waivers. Except as otherwise expressly set forth in
          ----------------------
this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the Registrable Shares.

     19.  Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  Headings. The headings of the sections, subsections, and paragraphs of
          --------
this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     21.  Severability. The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision.

     22.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     23.  Attorney's Fees. In the event of any action to enforce the terms of
          ---------------
this Agreement, the prevailing party in such action shall be entitled to recover from the defaulting party its reasonable attorney's fees and costs.

     24.  Publicity. the Company and each Purchaser shall have the right to
          ---------
approve before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby, such consent not to be unreasonably withheld.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                              COMPANY:

                              IXATA GROUP, INC.

                              By:   /s/ Paul B. Silverman
                                    ----------------------------------
                                    Name:  Paul B. Silverman
                                    Title: CEO


                              PURCHASERS:

                              NEXTGEN FUND II, L.L.C.

                              By:   NEXTGEN CAPITAL L.L.C.
                                    Managing Member

                                    By:  /s/ Zimri Putney
                                         -----------------------------
                                         Zimri Putney
                                         Managing Director

                              NEXTGEN SBS FUND II, L.L.C.

                              By:   NEXTGEN CAPITAL, L.L.C.
                                    Managing Member

                                    By:  /s/ Zimri Putney
                                         -----------------------------
                                         Zimri Putney
                                         Managing Director


                               /s/ Michael Wynne
                               ---------------------------------------
                               Michael Wynne

EXHIBIT A

                                   PURCHASERS

                                                                        First Closing
                                                                        -------------

     Name                                                Shares             Purchase              Number of
     ----                                                ------             --------              ---------
                                                                             Price                 Warrants
                                                                             -----                 --------
     NextGen Fund II, L.L.C.                             621,277            $750,000                600,000
     12701 Fair Lakes Circle Suite 690
     Fairfax, VA 22033

     NextGen SBS Fund II, L.L.C.                         414,184            $500,000                400,000
     12701 Fair Lakes Circle, Suite 690
     Fairfax, VA 22033

     Michael Wynne                                        50,000            $ 50,000                 50,000

     TBD                                                 300,000            $300,000                300,000

                                                                        Second Closing
                                                                        --------------

     Name                                                Shares             Purchase              Number of
     ----                                                ------             --------              ---------
                                                                              Price               Warrants
                                                                              -----               --------

     NextGen Fund II, L.L.C.                             150,000            $150,000                150,000
     12701 Fair Lakes Circle Suite 690
     Fairfax, VA 22033

     NextGen SBS Fund II, L.L.C.                         100,000            $100,000                100,000
     12701 Fair Lakes Circle
     Suite 690
     Fairfax, VA 22033

                                                                        Third Closing
                                                                        -------------

     Name                                               Shares             Purchase                Number of
     ----                                               ------             --------                ---------
                                                                            Price                   Warrants
                                                                            -----                   --------
     NextGen Fund II, L.L.C.                             300,000            $300,000                300,000
     12701 Fair Lakes Circle Suite 690
     Fairfax, VA 22033

     NextGen SBS Fund II, L.L.C.                         200,000            $200,000                200,000
     12701 Fair Lakes Circle
     Suite 690
     Fairfax, VA 22033

                                   EXHIBIT B

                                  EXHIBIT B-1

                          Certificate of Designations
                          ---------------------------


                                    (Insert)

                                  EXHIBIT B-2

                                Form of Warrant
                                ---------------


                                    (Insert)

                                 EXHIBIT B-3

                      Second and Third Closing Conditions
                      -----------------------------------

Second Closing
---------------

The Second Closing by the Purchaser will occur within 30 days after the following milestones have been completed by the Company and verified to the satisfaction of the Purchasers:

1. The Company shall meet or exceed the monthly billings and ensure cost management as required to meet the cash flow projections from November 2000 through February 2000 as set forth below, or an earlier period as determined by the Company's Board of Directors;

                        The IXATA Group
                        Cash Flow Forecast                                      Nov-00          Dec-00           Jan-01
                         November 13, 2000                                    Projected        Projected        Projected
                                                                              ---------        ---------       ----------
                        Starting Balance                                       $  (10,870)     $ 668,173       $   439,173

                        Projected Inflows

                          Investment - Equity                                  $  700,000      $       -       $         -
                          A/R                                                  $  193,043      $ 175,000       $   150,000

                          Total Inflows                                        $  893,043      $ 175,000       $   150,000

                        Projected Outflows

                          Operating Expenses
                              Payroll                                          $  145,000      $ 145,000       $   145,000
                              Other Payroll (401k, Commis., Cons.)             $   10,000      $  10,000       $     8,000
                              Travel & Entertainment                           $    3,000      $   3,000       $     3,000
                              Rent (paid through Sept 1)                       $   14,000      $  14,000       $    14,000
                              Consulting                                       $    3,000      $   3,000       $     3,000
                              Legal & Accting                                  $   10,000      $  10,000       $    10,000
                              Network & Computer                               $    4,000      $   4,000       $     4,000
                              Telecommunications                               $   10,000      $  10,000       $     5,000
                              Advertising/ Promo                               $        -      $       -       $     2,000
                              Insurance                                        $    5,000      $   5,000       $     5,000
                              Other                                            $   10,000      $  10,000       $    10,000
                              -----------------------------------------        -------------------------------------------
                          Operating Expenses                                   $  214,000      $ 214,000       $   209,000

                          Investing
                              Server Purchase                                  $        -      $       -       $   100,000
                              EQ Lease                                         $        -      $       -       $         -
                              -----------------------------------------        -------------------------------------------
                          Total Investing                                      $        -      $       -       $   100,000

                          Other Outflows
                              BB&T Line                                        $        -      $ 100,000       $         -
                              Accrual Repayment
                                         TNF                                   $        -      $  40,000       $     5,000
                                         Accr Sal                              $        -      $       -       $     3,000
                                         KJK                                   $        -      $  25,000       $     5,000
                              Accrued A/P Paydown                              $        -      $  25,000       $    25,000
                                                                               $        -      $       -       $         -
                              -----------------------------------------        -------------------------------------------
                          Total Other Outflows                                 $        -      $ 190,000       $    38,000


                          Total Outflows                                       $  214,000      $ 404,000       $   347,000

                        --------------------------------------------------------------------------------------------------
                        Balance - End of Period                                $  668,173      $ 439,173       $   242,173
                        --------------------------------------------------------------------------------------------------

                                                                  --------------------------------------------------------
                                                                  Nov-00          Dec-00        Jan-01           Feb-01
--------------------------------------------------------------------------------------------------------------------------
Billings                                                          $ 175,000     $ 150,000      $  52,880       $    52,880
--------------------------------------------------------------------------------------------------------------------------

   2. The Company shall have demonstrated adequate prospects for achieving growth of forecasted year 2001 revenue by 100 percent vis-a-vis calendar year 2000 revenue; and

   3. The Company shall have demonstrated prospects for future growth through the successful completion of beta tests on the consortium product and other new offerings.

Third Closing
--------------

The Third Closing by the Purchaser will occur within 60 days after the following milestones have been completed by the Company and verified to the satisfaction of the Purchasers:

  1. The Company shall meet or exceed the following financial milestones set forth below for the period January 1, 2001 through June 30, 2001, or an earlier period as determined by the Company's Board of Directors;

          .  Total Billings:      $502,360

          .  Total Operating Expenses:    $1.266 million

  2. The Company shall have continued to demonstrate adequate prospects for achieving growth of forecasted year 2001 revenue by 100 percent vis-a-vis calendar year 2000 revenue.